CFO Commentary on First Quarter Fiscal 2019 Results
Q1 Fiscal 2019 Summary

GAAP
($ in millions except earnings per share)	Q1 FY19	Q4 FY18	Q1 FY18	Q/Q	Y/Y
Revenue	$3,207	$2,911	$1,937	Up 10%	Up 66%
Gross margin	64.5%	61.9%	59.4%	Up 260 bps	Up 510 bps
Operating expenses	$773	$728	$596	Up 6%	Up 30%
Operating income	$1,295	$1,073	$554	Up 21%	Up 134%
Net income	$1,244	$1,118	$507	Up 11%	Up 145%
Diluted earnings per share	$1.98	$1.78	$0.79	Up 11%	Up 151%

Non-GAAP
($ in millions except earnings per share)	Q1 FY19	Q4 FY18	Q1 FY18	Q/Q	Y/Y
Revenue	$3,207	$2,911	$1,937	Up 10%	Up 66%
Gross margin	64.7%	62.1%	59.6%	Up 260 bps	Up 510 bps
Operating expenses	$648	$607	$517	Up 7%	Up 25%
Operating income	$1,428	$1,202	$637	Up 19%	Up 124%
Net income	$1,285	$1,081	$533	Up 19%	Up 141%
Diluted earnings per share	$2.05	$1.72	$0.85	Up 19%	Up 141%

Revenue by Reportable Segments
($ in millions)	Q1 FY19	Q4 FY18	Q1 FY18	Q/Q	Y/Y
GPU Business	$2,765	$2,461	$1,562	Up 12%	Up 77%
Tegra Processor Business	442	450	332	Down 2%	Up 33%
Other	--	--	43	--	Down 100%
Total	$3,207	$2,911	$1,937	Up 10%	Up 66%

Revenue by Market Platform
($ in millions)	Q1 FY19	Q4 FY18	Q1 FY18	Q/Q	Y/Y
Gaming	$1,723	$1,739	$1,027	Down 1%	Up 68%
Professional Visualization	251	254	205	Down 1%	Up 22%
Datacenter	701	606	409	Up 16%	Up 71%
Automotive	145	132	140	Up 10%	Up 4%
OEM and IP	387	180	156	Up 115%	Up 148%
Total	$3,207	$2,911	$1,937	Up 10%	Up 66%

Revenue
Revenue increased 66 percent year over year and 10 percent sequentially to a record $3.21 billion. All platforms - Gaming, Professional Visualization, Datacenter, and Automotive - produced year-over-year growth.

GPU business revenue was $2.77 billion, up 77 percent from a year earlier and up 12 percent sequentially, led by Gaming and Datacenter. Gaming revenue was up 68 percent from a year ago and down 1 percent sequentially. Gaming GPU growth was fueled by demand for the best experience while playing eSports, momentum of the Battle Royale genre, and AAA cinematic games. Datacenter revenue exceeded $700 million, up 71 percent from a year ago and up 16 percent sequentially, led by strong sales of our Volta™ architecture, including NVIDIA® Tesla® V100, new DGX™ systems, and HPC design wins. Professional Visualization revenue reached $251 million, up 22 percent from a year earlier and down 1 percent sequentially. OEM sales included $289 million related to GPUs for cryptocurrency mining.

Tegra® Processor business revenue - which includes SOC modules for the Nintendo Switch gaming console - was $442 million, up 33 percent from a year ago and down 2 percent sequentially. Also included was Automotive revenue of $145 million, which was up 4 percent from a year earlier and up 10 percent sequentially, incorporating infotainment modules, production DRIVE™ PX platforms, and development agreements with automotive companies.

Revenue from our patent license agreement with Intel concluded in the first quarter of fiscal 2018.

We adopted in the first quarter of fiscal 2019 the new accounting standard for revenue recognition using the modified retrospective approach. The impact of adopting the new revenue standard was not significant to our consolidated financial statements in the first quarter. As of April 29, 2018, remaining performance obligations not yet recognized as revenue totaled $243 million, of which approximately 50 percent will be recognized over the next 12 months.
Gross Margin
GAAP gross margin was a record 64.5 percent and non-GAAP gross margin was a record 64.7 percent. These reflect a favorable mix shift toward our higher value platforms in the GPU segment.
Expenses
GAAP operating expenses were $773 million, including $125 million in stock-based compensation and other charges. Non-GAAP operating expenses were $648 million, up 25 percent from a year earlier and up 7 percent sequentially. This reflects growth in hiring and related costs, as well as investments in growth initiatives, including gaming, AI, and autonomous driving.
Operating Income
GAAP operating income was a record $1.29 billion, up 134 percent from a year earlier and up 21 percent sequentially. Non-GAAP operating income was $1.43 billion, up 124 percent from a year earlier and up 19 percent sequentially.

Other Income & Expense and Income Tax

GAAP
($ in millions)	Q1 FY19	Q4 FY18	Q1 FY18
Interest income	$25	$20	$16
Interest expense	(15)	(15)	(16)
Other, net	6	--	(18)
Total	$16	$5	$(18)

Non-GAAP
($ in millions)	Q1 FY19	Q4 FY18	Q1 FY18
Interest income	$25	$20	$16
Interest expense	(14)	(15)	(14)
Other, net	--	--	(4)
Total	$11	$5	$(2)
Other income and expense, or OI&E, includes interest earned on cash and investments, interest expense associated with corporate bonds and remaining convertible debt, and other gains and losses. GAAP OI&E includes interest expense associated with corporate bonds and remaining convertible debt, interest income from our investment portfolio, gains or losses from investments, and charges from early conversions of convertible debt and termination of an interest rate swap. Non-GAAP OI&E excludes the charges from early conversions of convertible debt, termination of an interest rate swap, the portion of interest expense from the amortization of the debt discount and the gains or losses from certain investments.

GAAP effective tax rate was 5 percent, inclusive of excess tax benefits related to stock-based compensation. Non-GAAP effective tax rate was 11 percent, which excludes the excess tax benefits related to stock-based compensation.
Net Income and EPS
GAAP net income was $1.24 billion and earnings per diluted share were $1.98, up 145 percent and 151 percent, respectively, from a year earlier. Non-GAAP net income was $1.28 billion and earnings per diluted share were $2.05, both up 141 percent from a year earlier, fueled by strong revenue growth and improved gross and operating margins.

Weighted Average Shares
Weighted average shares used in the GAAP and non-GAAP diluted EPS calculations were as follows:

Weighted Average Shares
(in millions)	GAAP	Non-GAAP
Basic shares	606	606
Dilutive impact from:
Equity awards	20	20
Convertible notes	1	--
Diluted shares	627	626
Capital Return

Capital Return
(in millions)	FY13	FY14	FY15	FY16	FY17	FY18	Q1FY19
Dividends	$47	$181	$186	$213	$261	$341	$91
Share repurchases:
	$$100	$887	$814	$587	$739	$909	$655
Shares	8	62	44	25	15	6	3
During the first quarter, we returned $746 million to shareholders through a combination of $655 million in share repurchases and $91 million in quarterly cash dividends.
Since the restart of our capital return program in the fourth quarter of fiscal 2013, we have returned more than $6 billion to shareholders. This return represents 68 percent of our cumulative free cash flow for fiscal 2013 through the first quarter of fiscal 2019.
For fiscal 2019, we intend to return $1.25 billion to shareholders through ongoing quarterly cash dividends and share repurchases.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities at the end of the quarter were $7.30 billion, compared with $7.11 billion in the prior quarter. This increase was primarily related to higher operating income, partially offset by an increase in share repurchases.

Accounts receivable at the end of the quarter was $1.22 billion compared with $1.27 billion in the prior quarter. DSO at quarter-end was 35 days, down from 40 days in the prior quarter.

Inventory at the end of the quarter was $797 million, up slightly from $796 million in the prior quarter. DSI at quarter-end was 64 days, down from 65 days in the prior quarter.

Cash flow from operating activities was a record $1.45 billion, up from $1.36 billion in the prior quarter. This increase was primarily due to growth in net income and changes in working capital.

Free cash flow was $1.33 billion, compared with $942 million in the previous quarter.

Depreciation and amortization expense amounted to $57 million. Capital expenditures were $118 million.

In the second quarter of fiscal 2019, we intend to begin construction on a 750,000 square foot building on our Santa Clara campus.

Second Quarter of Fiscal 2019 Outlook
Our outlook for the second quarter of fiscal 2019 is as follows:

•	Revenue is expected to be $3.10 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 63.3 percent and 63.5 percent, respectively, plus or minus 50 basis points.

•	GAAP and non-GAAP operating expenses are expected to be approximately $810 million and $685 million, respectively.

•	GAAP and non-GAAP other income and expense are both expected to be income of approximately $15 million.

•
GAAP and non-GAAP tax rates are both expected to be 11.0 percent, plus or minus one percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which are expected to generate variability on a quarter by quarter basis.

•	Capital expenditures are expected to be approximately $130 million to $150 million.
______________

For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com

Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Income and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, legal settlement costs, acquisition-related costs, contributions, gains from non-affiliated investments, interest expense related to amortization of debt discount, debt-related costs, the associated tax impact of these items, where applicable, and the provisional tax benefit from income tax reform. Weighted average shares used in the non-GAAP diluted net income per share computation includes the anti-dilution impact of our Note Hedge. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Certain statements in this CFO Commentary including, but not limited to, statements as to: our intended fiscal 2019 capital return; our construction plans for a Santa Clara campus building; our financial outlook for the second quarter of fiscal 2019; our expected tax rates for the second quarter of fiscal 2019; variability from excess tax benefits or deficiencies related to stock-based compensation; and our expected capital expenditures for the second quarter of fiscal 2019 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the fiscal year ended January 28, 2018. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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© 2018 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, Tegra, Tesla, NVIDIA DGX, NVIDIA DRIVE, NVIDIA Volta are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries.  Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017

GAAP gross profit	$2,068	$1,801	$1,150
GAAP gross margin	64.5%	61.9%	59.4%
Stock-based compensation expense (A)	8	7	4
Legal settlement costs	—	1	—
Non-GAAP gross profit	$2,076	$1,809	$1,154
Non-GAAP gross margin	64.7%	62.1%	59.6%

GAAP operating expenses	$773	$728	$596
Stock-based compensation expense (A)	(121)	(119)	(73)
Acquisition-related costs (B)	(2)	(2)	(4)
Legal settlement costs	(2)	—	—
Contributions	—	—	(2)
Non-GAAP operating expenses	$648	$607	$517

GAAP income from operations	$1,295	$1,073	$554
Total impact of non-GAAP adjustments to income from operations	133	129	83
Non-GAAP income from operations	$1,428	$1,202	$637

GAAP other income (expense)	$16	$5	$(18)
Gains from non-affiliated investments (C)	(6)	(2)	—
Interest expense related to amortization of debt discount	1	—	2
Debt-related costs (D)	—	2	14
Non-GAAP other income (expense)	$11	$5	$(2)

GAAP net income	$1,244	$1,118	$507
Total pre-tax impact of non-GAAP adjustments	128	129	99
Income tax impact of non-GAAP adjustments (E)	(87)	(33)	(73)
Provisional tax benefit from income tax reform	—	(133)	—
Non-GAAP net income	$1,285	$1,081	$533

	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
Diluted net income per share
GAAP	$1.98	$1.78	$0.79
Non-GAAP	$2.05	$1.72	$0.85

Weighted average shares used in diluted net income per share computation
GAAP	627	628	641
Anti-dilution impact from note hedge (F)	(1)	(1)	(14)
Non-GAAP	626	627	627

GAAP net cash provided by operating activities	$1,445	$1,358	$282
Purchase of property and equipment and intangible assets	(118)	(416)	(53)
Free cash flow	$1,327	$942	$229

(A) Stock-based compensation consists of the following:
	Three Months Ended
	April 29,	January 28,	April 30,
	2018	2018	2017
Cost of revenue	$8	$7	$4
Research and development	$74	$73	$41
Sales, general and administrative	$47	$46	$31

(B) Consists of amortization of acquisition-related intangible assets and compensation charges.

(C) Consists of realized and unrealized gains from non-affiliated investments.

(D) Consists of loss on early debt conversions and termination of interest rate swap.

(E) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

(F) Represents the number of shares that would be delivered upon conversion of the currently outstanding 1.00% Convertible Senior Notes Due 2018. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until actually delivered.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2019 Outlook
GAAP gross margin	63.3%
Impact of stock-based compensation expense	0.2%
Non-GAAP gross margin	63.5%

Q2 FY2019 Outlook
(In millions)
GAAP operating expenses	$810
Stock-based compensation expense, acquisition-related costs, and other costs	(125)
Non-GAAP operating expenses	$685